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                                                                    Exhibit 10.1


                              AMENDMENT NUMBER ONE

This is Amendment Number One to that certain Lease dated July 18, 1997 between Northwest Real Estate-Carver, L.L.C. as Lessor and Gargoyles, Inc. as Lessee (the "Lease") covering the property located at 20121 48th Avenue West in Lynnwood, Washington as more particularly described on the legal description attached hereto as Exhibit B and incorporated herein by this reference.

In return for the exchange of ten dollars, the mutual promises of both parties and other good and valuable consideration the parties hereby agree that the Lease is hereby modified and amended as follows:

1.  The following Option to Renew is added to the Lease:

OPTION TO RENEW

Lessee may extend this lease for an additional term of five (5) years, provided Lessee fully satisfies the conditions hereafter stated. If so extended, this Lease shall continue as though the extended term were part of the original term except the base monthly rent pursuant to Section 3, which shall be increased at the beginning of the extension term to market rent.

Lessee's right to extend this lease as above stated is subject to the following conditions:

    (a) Lessee shall provide Lessor nine (9) months prior written notice of its exercise of this option to extend this lease pursuant to this section.

    (b) Lessee shall not be in default or have received more than one default notice during the term of this lease.

Upon receipt of Lessee's notice to extend, Lessor shall provide Lessee notice stating the rental rate it would be willing to accept for the extended term
(the "Notice Rate"). Lessee shall have ten (10) days after receipt of Lessor's notice to accept or reject the Notice Rate. In the event Lessee rejects the Notice Rate and the parties cannot agree on Market Rent within ten (10) days from the date of said rejection, then each party shall select an appraiser to make an independent determination of Market Rent for the renewal term as of the commencement date, without reduction for concessions and including any market escalations then in effect. "Market Rent" shall mean the rent obtained for comparable space for a comparable term in comparable buildings in the geographic area in which the building is located and comparable space shall mean similar sized space in similar condition. Lessee and Lessor shall instruct the appraisers to make their determination of Market Rent within thirty (30) days of their selection. Upon comparison of both appraisers opinions of Market Rent if the lower of the two rates is at least 90% of the higher of the two rates then the average of the rates will be used as the Market Rent for the extended term. If, however, the lower of the two rates is less than 90% of the higher of the two rates then the two appraisers shall appoint a third appraiser to determine
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Market Rent using the above stated criteria. The third appraisers determination of Market Rent shall be provided no later than thirty (30) days after the selection of such third appraiser and each party shall be bound by this determination; however, in no event will the rent be less than the lower nor more than the higher of the two prior appraisals. All appraisal costs will be paid by the party whose suggested rate is the most at variance with the finally determined rate. The market rent determination established pursuant to this paragraph will be binding upon the parties and the Lease shall be extended for the additional term unless the parties mutually agree to nullify the lease extension and allow the Lease to terminate on its originally scheduled termination date.


2. Exhibit A of the Lease is hereby deleted and replaced with Exhibit A attached to this Amendment Number One.

3. Section 1 of the Lease entitled "Premises" is hereby modified to change the number "95,000" referenced therein to "94,300".

4. Section 3 of the Lease entitled "Rent" is hereby modified as follows:

     - The base monthly rent due for the months of January 1998 and February 1998 are reduced from $58,333.33 per month to $26,333.33 per month.

     - Beginning on March 1, 1998 the base monthly rent will be $58,769 per month. The Rental Adjustment Date and the provisions of the last paragraph of Section 3 remain unmodified and unaffected by this Amendment.

5. Section 3 of the Lease entitled Security Deposit is hereby modified to increase the currently required amount from $58,333.33 to $58,769.

6. The definition of Lessee's Work set forth in paragraph 6 of Exhibit C to the Lease shall include, among other things, (i) the cost of cabling and wiring the Premises for Lessee's data processing and communications requirements and (ii) Lessee's moving costs. The Lessor's contribution towards the cost, specifically referred in this paragraph will not exceed $80,000.00.

Other than as modified herein the terms of the Lease remain in full force and effect.

Executed this 25th day of September, 1997


LESSOR:                                     LESSEE:
Northwest Real Estate-Carver, L.L.C.        Gargoyles, Inc.


By: /s/ James R. Gallaugher                 By: /s/ Douglas B. Hauff
   --------------------------------            -------------------------------
   Manager                                  Its: President
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STATE OF WASHINGTON     }
                        } ss.
COUNTY OF KING          }

        I certify that I know or have satisfactory evidence that James Robert Gallaugher is the person who appeared before me, a Notary Public in and for the State of Washington duly commissioned and sworn, and acknowledged that he is the Manager of Northwest Real Estate-Carver, L.L.C., a Washington limited liability company, who executed the within and foregoing instrument, and acknowledged the instrument to be the free and voluntary act and deed of said company for the uses and purposes therein mentioned, and on oath stated that affiant is authorized to execute said instrument on behalf of said company.

IN WITNESS WHEREOF I have hereunto set by hand and affixed my official seal the day and year first above written.

                                        /s/ DEBBIE B. JONES
                                        ------------------------------
[SEAL OF NOTARY PUBLIC                  Notary Public in and for the
   DEBBIE B. JONES]                     State of Washington
                                        residing at Bellingham
                                        Commission expires 7-21-98
                                        Print Name   Debbie B. Jones



STATE OF WASHINGTON     }
                        } ss.
COUNTY OF KING          }

        I certify that I know or have satisfactory evidence that Doug Hauff is the person who appeared before me, a Notary Public in and for the State of Washington duly commissioned and sworn, and acknowledged that he/she is the President, of Gargoyles, Inc., a Washington Corporation, who executed the within and foregoing instrument, and acknowledged the instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that affiant is authorized to execute said instrument on behalf of said corporation.

IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.

                                        /s/ CYNTHIA L. POPE
                                        ------------------------------
[SEAL OF NOTARY PUBLIC                  Notary Public in and for the
  CYNTHIA LEE POPE]                     State of Washington
                                        residing at Bell???
                                        Commission expires 6-10-2001
                                        Print Name   Cynthia L. Pope
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                                  EXHIBIT "A"

                                 [VICINITY MAP]
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                                   EXHIBIT B
                               LEGAL DESCRIPTION

Lot 8, Block 6, ALDERWOOD MANOR, according to the plate recorded in Volume 9 of Plats, Page 71, records of Snohomish County, Washington;

Except the East 30 feet for road conveyed to the City of Lynnwood by deed under Auditor's File No. 2308132.